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Bylaws

BYLAWS
OF
IAM Smart Technology Inc.

ARTICLE I

OFFICES

Section 1.  Offices.
The registered office shall be in the City of Centennial, County of Arapahoe, State of Colorado (hereinafter, the "State").  The corporation may also have offices at such other places both within and without the State, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  General.
All meetings of the stockholders shall be held at such place within or without the State as may be designated from time to time by the Board of Directors.

Section 2.  Annual Meetings.
The annual meeting of the stockholders, commencing with the year 2009 shall be held on May 22, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote the Board of Directors, and transact such other business as may properly be brought before the meeting.

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Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least twenty (20) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least twenty (20) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 3.  Special Meetings.
Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation (hereinafter, the "Certificate"), may be called by the President and/or Vice President, and/or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4.  Quorum.
The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate.

If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting to a future date at which a quorum shall be present or represented.

At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  Notice need not be given of the adjourned meeting if the time and place are announced at the meeting in which the adjournment occurs.

If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 5.  Voting.
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate, a different vote is required in which case such express provision shall govern and control the decision of such question.

Unless otherwise provided in the Certificate or by statute, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be revocable by the stockholder executing it, except where an irrevocable proxy is permitted by statute.

Section 6.  Written Consent.
Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and to the Secretary of the corporation.  Any such consent shall be filed with the minutes of the corporation.

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ARTICLE III

BOARD OF DIRECTORS

Section 1.  Management and Number.
The property, business and affairs of the corporation shall be controlled and managed by a Board of Directors.  The number of directors to constitute the first Board of Directors is 5 and such number may be increased or decreased by future action of the Board of Directors.

The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Vacancies.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the appropriate court of the State may, upon application of any stockholder or stockholders having at least ten (10%) percent of the total number of shares then outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace directors chosen by the directors then in office.

Section 3.  Locations.
The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State.

Section 4.  First Meeting.
The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 5.  Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 6.  Special Meetings.
Special meetings of the Board of Directors may be called by the President and/or Vice President on two days' notice to each director, either personally or by mail, electronic mail or by telegram, setting forth the time, place and purpose of the meeting.  Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

Section 7.  Quorum.
At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.  Action by Consent.
Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 9.  Meetings by Telephone.
Unless otherwise restricted by the Certificate, members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone, video conferencing or similar communications equipment by means of which all persons participating in the meeting by use of such equipment shall constitute presence in person at such meeting.

Section 10.  Committees, Membership, Powers.
The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

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No such committee shall have the power or authority in reference to amending the Certificate; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; amending the bylaws of the corporation; or increasing or decreasing the membership of the Board of Directors; and, unless the resolution or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11.  Committees, Minutes.
Each committee shall appoint a secretary of each meeting and keep regular minutes of its meetings and report the same to the Board of Directors.

Section 12.  Compensation of Directors.
Unless otherwise restricted by the Certificate, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

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ARTICLE IV

NOTICES
Section 1.  Notices.
Whenever, under the provisions of the statutes or of the Certificate or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at their address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.

Section 2.  Waivers.
Whenever any notice is required to be given under the provisions of the statutes or of the Certificate or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.  Designations.
The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (if one shall be elected by the Board of Directors), a President, a Vice President, a Secretary and a Treasurer.  The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless applicable law, the Certificate or these bylaws otherwise provide.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 2.  Term Removal.
The Board of Directors at its first meeting and after each annual meeting of stockholders shall choose a Chairman of the Board of Directors (if they so desire), a President, one or more Vice Presidents, a Secretary and a Treasurer.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority if the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 3.  Salaries.
The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.  Any payments made to an officer of the corporation as compensation, salary, commission, bonus, interest, or rent, or in reimbursement of entertainment or travel expense incurred by said officer, shall be, to the greatest extent practical, a deductible expense of the corporation for Federal income tax purposes.

Section 4.  The Chairman of the Board of Directors.
The Chairman of the Board of Directors (if one shall be elected by the Board of Directors) shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.  The Chairman shall perform all the duties incident to the office of Chairman of the Board of Directors and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these bylaws.  In the absence of the President, the Chairman shall be the chief executive and administrative officer and acting President of the corporation.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 5.  The President.
The President shall be the chief executive and administrative officer of the corporation, shall have general supervision of the business and finances of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the shareholders and directors.

The President may execute all bonds, deeds, mortgages, conveyances, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed.

The President shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in his judgment may be necessary or proper for the transaction of the business of the corporation.  In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.  The Board of Directors may confer like power on any other person or persons, except those that by statute are conferred exclusively on the President.

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Section 6.  The Vice Presidents.
The Vice Presidents shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors or by the President of the corporation.  In the absence of the President and the Chairman of the Board of Directors, the Vice Presidents, in order of their seniority, may perform the duties and exercise the powers of the President with the same force and effect as if performed by the President and shall generally assist the President and shall perform the duties and have the powers prescribed by the Board of Directors from time to time.

Section 7.  The Secretary.
The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.

The Secretary shall have custody of the corporate seal of the corporation and any Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

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Section 8.  Assistant Secretary.
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time to prescribe.

Section 9.  The Treasurer.
The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

Section 10.  Assistant Treasurer.
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.  Certificates of Stock.
Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.  Lost Certificate.
The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

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When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.  Transfers of Stock.
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  Fixing Record Date.
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholder of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 5.  Registered Stockholders.
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends.
Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate.

Section 2.  Reserves.
Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for working capital, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

Section 3.  Annual Statement.
The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4.  Checks and Deposits.
All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.  All funds of the corporation not otherwise employed may be deposited to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time select.

Section 5.  Fiscal Year.
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.  Seal.
The corporate seal shall have inscribed thereon the name of the corporation, the year of incorporation and the words "Corporate Seal, Colorado."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

6140-K6 Gunclub Road, Suite 247 Aurora, CO 80016 Office: 303 726-1211  ||  Fax: 877 296-5896

ARTICLE VIII

AMENDMENTS

Section 1.  Amendments.
These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 1.  Indemnification.
A.  The corporation shall indemnify to the full extent authorized or permitted by the general corporation law of the State, as now in effect or as hereafter amended, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigate, including an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise as such at the request of the corporation.

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B.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which such persons may be entitled apart from this Article IX.  The foregoing right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

Section 2.  Insurance.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the general corporation law of the State.